Exhibit 99.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Vsource, Inc. (the “Company”) that the Annual Report of the Company on Form 10-K/A for the fiscal year ended January 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

By:	/s/ PHILLIP E. KELLY
Phillip E. Kelly Chief Executive Officer (Principal Executive Officer)

By:	/s/ DENNIS M. SMITH
Dennis M. Smith Chief Financial Officer (Principal Financial Officer)

Date: May 30, 2003